[EXHIBIT 10.16]
                                                         Execution Copy





                                 LOAN AGREEMENT

                                 by and between

                             SDC INTERNATIONAL, INC.

                                       and

                                TEREX CORPORATION






                          Dated as of December 27, 2001


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                                TABLE OF CONTENTS
                                                                       Page

1.      Issuance and Sale of Notes.................................     1
        1.1     The Purchase.......................................     1
        1.2     The Closing........................................     2
        1.3     Definitions........................................     2

2.      Conditions of Closing......................................     2
        2.1     Conditions to the First Closing....................     2
        2.2     Post First Closing Obligations.....................     4
        2.3     Conditions to the Second Closing...................     5

3.      Representations and Warranties of the Company..............     5
        3.1     Organization and Qualification.....................     5
        3.2     Due Authorization..................................     6
        3.3     Capitalization.....................................     6
        3.4     SEC Reports........................................     7
        3.5     Financial Statements...............................     7
        3.6     Litigation.........................................     7
        3.7     Title to Properties; Insurance.....................     8
        3.8     Consents...........................................     8
        3.9     Holding Company Act and Investment Company Act.....     8
        3.10    Taxes..............................................     8
        3.11    Employee Benefit Plans.............................     9
        3.12    Intellectual Property Rights.......................     9
        3.13    Possession of Franchises, Licences, Etc............     11
        3.14    Compliance with Laws...............................     11
        3.15    Conflicting Agreements and Charter Provisions......     11
        3.16    Subsidiaries.......................................     12
        3.17    Disclosure.........................................     12
        3.18    Offering of Securities.............................     12
        3.19    Use of Proceeds....................................     12
        3.20    Brokers or Finders.................................     13

4.      Representations and Warranties of the Purchaser............     13
        4.1     Organization and Qualification.....................     13
        4.2     Due Authorization..................................     13
        4.3     Consents...........................................     14
        4.4     Conflicting Agreements.............................     14
        4.5     Acquisition for Investment.........................     14
        4.6     Brokers or Finders.................................     14
        4.7     Accredited Investor................................     14

5.      Registration, Exchange and Transfer of Notes...............     14
        5.1     The Note Register; Persons Deemed Owners...........     14


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        5.2     Issuance of New Notes Upon Exchange or Transfer....     15

6.      Payment of Notes...........................................     15
        6.1     Home Office Payment................................     15
        6.2     Limitation on Interest.............................     15
        6.3     Interest...........................................     15

7.      Covenants of the Company...................................     15
        7.1     Limitation on Indebtedness.........................     15
        7.2     Restricted Payments, Etc...........................     16
        7.3     Compliance with Laws...............................     16
        7.4     Limitation of Agreements...........................     16
        7.5     Preservation of Franchises and Existence...........     16
        7.6     Insurance..........................................     16
        7.7     Payment of Taxes and Other Charges.................     16
        7.8     Lost, Stolen, Damaged and Destroyed Securities.....     16
        7.9     Issuance of Capital Securities.....................     17
        7.10    Dispositions.......................................     17
        7.11    Compensation.......................................     17
        7.12    Investments........................................     17
        7.13    Financial Statements and Other Reports; Access.....     17
        7.14    Information; Access ...............................     18
        7.15    Transactions with Affiliates.......................     18
        7.16    Notice of Breach...................................     19
        7.17    Merger, Etc........................................     19
        7.18    Intentionally Omitted..............................     19
        7.19    Stockholder Approval...............................     19
        7.20    Excess Amount......................................     19

8.      Events of Default and Remedies.............................     19
        8.1     Events of Default..................................     19
        8.2     Acceleration of Maturity...........................     22
        8.3     Other Remedies.....................................     23
        8.4     Conduct No Waiver; Collection Expenses.............     23
        8.5     Annulment of Acceleration..........................     23
        8.6     Remedies Cumulative................................     23

9.      Redemption.................................................     24
        9.1     Optional Redemption................................     24
        9.2     Redemption Procedures..............................     24

10.     Conversion.................................................     24
        10.1    Holder's Option to Convert into Common Stock.......     24
        10.2    Exercise of Conversion Privilege...................     25
        10.3    Fractions of Shares; Interest......................     25
        10.4    Reservation of Stock; Listing......................     26
        10.5    Rights.............................................     26



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        10.6    Adjustment of Conversion Amount....................     26
        10.7    Notice of Certain Corporate Actions................     27

11.     Interpretation.............................................     27
        11.1    Definitions........................................     27
        11.2    Accounting Principles..............................     35

12.     Miscellaneous..............................................     35
        12.1    Payments ..........................................     35
        12.2    Severability.......................................     36
        12.3    Specific Enforcement...............................     36
        12.4    Entire Agreement...................................     36
        12.5    Counterparts.......................................     36
        12.6    Notices and other Communications...................     36
        12.7    Amendments.........................................     37
        12.8    Cooperation; Further Assurances....................     38
        12.9    Successors and Assigns.............................     38
        12.10   Indemnification....................................     38
        12.11   Survival...........................................     38
        12.12   Transfer of Securities ............................     38
        12.13   GOVERNING LAW......................................     39
        12.14   Submission to Jurisdiction.........................     39
        12.15   Service of Process.................................     39
        12.16   WAIVER OF JURY TRIAL...............................     40
        12.17   Public Announcements...............................     40
        12.18   Signatures.........................................     40
        12.19   Expenses...........................................     40

Exhibit A - 1 Form of First Note
Exhibit A - 2 Form of Second Note
Exhibit A - 3 Form of Third Note
Exhibit B -	Form of Legal Opinion of Baker & McKenzie
Exhibit C -	Form of Certificate of the Company
Exhibit D -	Form of Stockholder Guarantee
Exhibit E -	Form of Pledge
Exhibit F -	Form of Control Agreement
Exhibit G -	Form of SDC Prague Guarantee
Exhibit H -	Form of Czech Pledges







                                  -iii-

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                          INDEX OF DEFINED TERMS
Term
8.2 Notice...........................................................8.2(b)
Affiliate..............................................................11.1
Agreement..........................................................preamble
Approved Expenses...............................................2.2(a)(iii)
Approved Expenses Amount........................................2.2(a)(iii)
Associate..............................................................11.1
Beneficially Own.......................................................11.1
Board Approval..........................................................3.2
Business Day...........................................................11.1
Capital Securities.....................................................11.1
Capital Stock..........................................................11.1
Capitalized Lease......................................................11.1
Capitalized Lease Obligation...........................................11.1
Change in Control......................................................11.1
Closing..............................................................1.2(a)
Closing Date.........................................................1.2(a)
Code...................................................................11.1
Commission.............................................................11.1
Common Stock.......................................................recitals
Company............................................................preamble
Company Pledge.....................................................2.1(xii)
consolidated...........................................................11.1
Consolidated...........................................................11.1
Contingent Liability...................................................11.1
Contracts..............................................................11.1
Control Agreement...................................................2.1(ix)
Conversion Amount......................................................10.1
Current Market Price...................................................11.1
Czech Pledges......................................................2.1(xii)
DGCL....................................................................3.2
Disability.............................................................11.1
Dispose................................................................11.1
Disposition............................................................11.1
Employee...............................................................11.1
Employee Plan..........................................................3.11
ERISA..................................................................11.1
ERISA Affiliate........................................................11.1
Event of Default........................................................8.1
Excepted Subsidiaries................................................8.1(b)
Excess Amount..........................................................7.20
Exchange Act...........................................................11.1
Fair Market Value......................................................11.1
Filing Period........................................................8.1(h)
First Closing........................................................1.2(a)
First Closing Date...................................................1.2(a)



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First Note.........................................................recitals
GAAP....................................................................3.5
Governmental Entity....................................................11.1
Guarantee..............................................................11.1
Incumbent Board........................................................11.1
Indebtedness...........................................................11.1
Indemnified Party.....................................................12.10
Indemnifying Party....................................................12.10
Intellectual Property...............................................3.12(e)
Investment.............................................................11.1
Law....................................................................11.1
Litigation............................................................12.14
Loan...............................................................recitals
Major Transaction......................................................10.6
Material Adverse Change................................................11.1
Material Adverse Effect................................................11.1
Note Register...........................................................5.1
Notes..............................................................recitals
Outstanding............................................................11.1
Person.................................................................11.1
Pledge..............................................................2.1(ix)
Pledges.............................................................2.1(ix)
primary obligor........................................................11.1
Purchaser..........................................................preamble
Redemption Price........................................................9.1
Registration Rights Agreement..........................................11.1
Restricted Payment.....................................................11.1
SDC Prague.........................................................recitals
SDC Prague Guarantee.................................................2.1(x)
SDC Prague Pledge..................................................2.1(xii)
SEC Reports.............................................................3.4
Second Closing.......................................................1.2(b)
Second Closing Date..................................................1.2(b)
Second Note........................................................recitals
Section 956 Event....................................................2.2(b)
Securities.........................................................recitals
Securities Act.........................................................11.1
Shares.............................................................recitals
Stock Purchase Agreement...........................................recitals
Stockholder Approval...................................................7.19
Stockholder Guarantee...............................................2.1(ix)
Stockholder Guarantees..............................................2.1(ix)
Subsidiary.............................................................11.1
TATRA..............................................................recitals
TATRA Purchase.....................................................recitals


                                  -v-

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TATRA Purchase Agreement............................................3.19(a)
Tax Return.............................................................11.1
Taxes..................................................................11.1
Third Note.........................................................recitals
Trading Days...........................................................11.1
Transaction Documents..............................................2.1(xii)
Voting Securities......................................................11.1

     THIS LOAN AGREEMENT, "dated" as of December 27, 2001 (this
"Agreement"), between SDC International, Inc., a Delaware corporation (the "Company"), and Terex Corporation, a Delaware corporation (the "Purchaser").

     WHEREAS, the Company seeks to purchase shares (the "TATRA
Purchase") representing registered capital of TATRA a.s., a joint-stock company established under the laws of the Czech Republic
("TATRA");

     WHEREAS, in order to help finance the TATRA Purchase, the Purchaser will, subject to the terms and conditions contained in this Agreement, lend to the Company the amounts contemplated by this Agreement (the "Loan");

     WHEREAS, the Loan will be evidenced by (x) a 9% Convertible
Note due March 1, 2002 issued by the Company to the Purchaser in the amount of $4,834,400 (the "First Note"), (y) a 9% Convertible Note due December 31, 2004 issued by the Company to the Purchaser in the amount of $6,069,900 (the "Second Note") and (z) a 9% Convertible Note due December 31, 2004 issued by the Company to the Purchaser in an amount equal to the Approved Expenses Amount (as defined in Section 2.2(a)(iii) (the "Third Note," and together with the First Note and the Second Note, the "Notes");

     WHEREAS, a portion of the Notes shall be convertible into shares (the "Shares"; and together with the Notes, the "Securities") of common stock, $.001 par value of the Company (the "Common Stock"); and

     WHEREAS, simultaneously herewith, the Purchaser and the Company, along with SDC Prague, S.R.O. ("SDC Prague"), are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") with respect to 1,147,385 shares of Common Stock and the TATRA Shares (as defined in the Stock Purchase Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein set forth, the parties hereto agree as follows:

     1.      Issuance and Sale of Notes.

             1.1 The Purchase. (a) At the First Closing (as defined in Section 1.2(a)), on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the First Note and the Second Note. The aggregate purchase price to be paid by the Purchaser for the First Note and the Second Note is $10,904,300. The First Note shall be in the form of Exhibit A-1 hereto and the Second
Note shall be in the form of Exhibit A-2 hereto.

             (b) At the Second Closing (as defined in Section 1.2(b)), on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall purchase from the Company, and the Company shall sell to the Purchaser, the Third Note. The aggregate purchase price for the Third Note will be an amount equal to the Approved Expenses Amount. The Third Note shall be in the form of Exhibit A-3 hereto.

     1.2 The Closing. (a) The closing of the transactions contemplated by Section 1.1(a) (the "First Closing" or the "Closing") shall take place simultaneously with the execution and delivery of this Agreement at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004 at 7:00 a.m. New York time on December 27, 2001 or such other date as may be agreed in writing by the parties hereto (the "First Closing Date" or the "Closing Date"). At the First Closing, (i) the Company shall deliver to the Purchaser the First Note and the Second Note, each dated the First Closing Date, registered in the name of the Purchaser or its nominee (which nominee shall be reasonably acceptable to the Company) and (ii) the Purchaser shall deliver $10,909,300 in immediately available funds to the Company by wire transfer to an account designated by the Company.

             (b)     The closing of the transactions contemplated by
Section 1.1(b) (the "Second Closing") shall take place as soon as practicable after the day on which the last to be fulfilled or waived (by the Purchaser) of the conditions set forth in Section 2.2(a) shall be fulfilled or waived, or such other date as may be agreed to in writing by the parties hereto (the "Second Closing Date"), at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, NY 10004. At the Second Closing, (i) the Company shall deliver to the Purchaser the Third Note, dated the Second Closing Date, registered in the name of the Purchaser or its nominee (which nominee shall be reasonably acceptable to the Company) and (ii) the Purchaser shall deliver an amount equal to the Approved Expenses Amount in immediately available funds to the Company by wire transfer to an account designated by the Company.

             (c) The Closings shall be deemed to have taken place in the State of New York.

             1.3 Definitions. Certain capitalized terms used in this Agreement are defined in Section 11.1 hereof.

     2.      Conditions of Closing.

             2.1 Conditions to the First Closing. The obligation of the Purchaser to consummate the transactions contemplated herein at the First Closing are subject to the satisfaction (or waiver by the Purchaser) of the following conditions:

                     (i) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the First Closing Date; the Company shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by it at or before the First Closing, no Event of Default shall have occurred and be continuing, nor shall an Event of Default result from or exist after giving effect to the purchase and sale of any of the Notes and the consummation of the transactions contemplated by any of the Transaction Documents; and the Purchaser shall have received a certificate of the Chief Executive Officer of the Company in the form of Exhibit C hereto, dated the First Closing Date, to such effect;

                     (ii) all consents, approvals, authorizations, exemptions and waivers from Governmental Entities that shall be required in order to enable the parties to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal);

                     (iii) there shall not have been issued any injunction, order or other decree or enacted any Law which prevents the consummation of the transactions contemplated by any of the Transaction Documents;

                     (iv) there shall not have been instituted, pending or threatened any action, suit or proceeding by or before any court or Governmental Entity (A) which may be reasonably expected to enjoin consummation of the transactions contemplated by any of the Transaction Documents or (B) otherwise affecting the Purchaser, the Company or any of their respective subsidiaries or affiliates which may reasonably be expected to have a material adverse effect on the Purchaser or a Material Adverse Effect;

                     (v) there shall not have occurred after December 31, 2000 any material adverse change or any development involving a prospective material adverse change (including as a result of any change in the Law) which has caused or is reasonably likely to cause a Material Adverse Effect except for those disclosed in Schedule 3.5;

                     (vi) Baker & McKenzie, counsel to the Company, shall have delivered to the Purchaser an opinion dated the First Closing Date, in form reasonably satisfactory to the Purchaser, with respect to the matters set forth in Exhibit
             B hereto;

                     (vii) all corporate proceedings taken in connection with the transactions contemplated by the Transaction Documents, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchaser and counsel to the Purchaser, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said transactions, including a certificate of the Company in the form of Exhibit C hereto;

                     (viii) the Company and other parties thereto shall have executed and delivered the Stock Purchase Agreement and the Registration Rights Agreement and the Company shall have delivered the Company Shares (as defined in the Stock Purchase Agreement);

                     (ix) each of Ronald Adams and Milota Srkal shall have delivered a Personal Guarantee (each a "Stockholder
             Guarantee" and collectively the "Stockholder Guarantees") substantially in the form attached as Exhibit D hereto, the related Pledge Agreement (each a "Pledge" and collectively, the, "Pledges") substantially in the form attached as Exhibit E hereto and, in the case of Mr. Adams, a Securities Account Control Agreement (the "Control
             Agreement"), substantially in the form attached as Exhibit
             F hereto;

                      (x) SDC Prague shall execute and deliver a guarantee (the "SDC Prague Guarantee") in favor of the Purchaser substantially in the form attached as Exhibit G hereto;

                      (xi) SDC Prague shall execute and deliver a pledge (the "SDC Prague Pledge") of 10,555,738 Contract Shares (as defined in the TATRA Purchase Agreement) in favor of the Purchaser substantially in the form attached as Exhibit H hereto;

                      (xii) the Company shall execute and deliver a pledge (the "Company Pledge" and collectively with the SDC Prague Pledge, the "Czech Pledges" and, together with this Agreement, the Stockholder Guarantees, the Pledges, the
             Control Agreement, the Stock Purchase Agreement, the Registration Rights Agreement and the SDC Prague Guarantee, the "Transaction Documents") of one hundred percent (100%) of the outstanding capital stock of SDC Prague in favor of the Purchaser substantially in the form attached as Exhibit
             H hereto; and

                      (xiii) the transactions contemplated by the TATRA Purchase Agreement shall have been consummated.

             2.2 Post First Closing Obligations. (a) Purchaser and the Company agree that as soon as possible after the First Closing
Date, but in no event later than 20 days from the First Closing Date:

                     (i) the SDC Prague Guarantee and the Czech Pledges shall have been duly recorded and filed in accordance with Czech law and the Purchaser shall have a validly perfected, first priority security interest in the Shares, as defined in each of the Czech Pledges;

                     (ii) Baker & McKenzie, counsel to the Company and SDC Prague, shall deliver to Purchaser an opinion with respect to the SDC Prague Guarantee and the Czech Pledges in a form satisfactory to the Purchaser; and

                     (iii) the Company shall present the Purchaser with a written request for reimbursement of certain of the expenses and costs incurred by the Company in connection with the transactions contemplated hereby, which request (x) shall be accompanied by an itemized description of such expenses and costs and by such supporting documentation as the Purchaser may reasonably request and (y) shall be subject to the Purchaser's consent, which may be withheld in all respects in the Purchaser's sole discretion for any reason whatsoever (such expenses and costs, as approved by the Purchaser, the "Approved Expenses" and the aggregate amount of the Approved Expenses, the "Approved Expenses Amount").

             (b) Purchaser and the Company agree that if, as a result of the SDC Prague Guarantee, the Company is required to recognize income pursuant to Section 956 of the Code and cannot avoid such income recognition (a "Section 956 Event") by taking reasonable actions, and there are other means available to secure the Obligations (as defined in the SDC Prague Guarantee), reasonably satisfactory to the Purchaser, the Company and/or the Purchaser shall restructure the SDC Prague Guarantee consistent with such means, which may include, at the Purchaser's discretion, restructuring the indebtedness evidenced hereby and by the Notes so that a portion of such indebtedness becomes a primary obligation of SDC Prague and the portion of such indebtedness that remains a primary obligation to the Company will be secured by a pledge of 66 2/3% of equity of SDC Prague.

             2.3 Conditions to the Second Closing. The obligation of the Purchaser to consummate the transactions contemplated herein at the Second Closing are subject to the satisfaction, or waiver by the Purchaser, of the following conditions:

                      (i) the occurrence of the events listed in Section 2.2(a)(i)-(iii) above;

                      (ii) the satisfaction or waiver of the conditions set forth in Section 2.1; provided, however, that for purposes of this Section 2.3 (ii), all references to the First
             Closing Date contained in Section 2.1(i) shall be deemed to be refer to the Second Closing Date; and

                      (iii)   the consummation of the transactions
             contemplated by the Stock Purchase Agreement.

     3. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof, as follows:

             3.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction of its incorporation and each has the power to own its respective property and to carry on its respective business as now being conducted and as contemplated to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure to so qualify would individually or in the aggregate have or reasonably be expected to have a Material
Adverse Effect.

             3.2 Due Authorization. The Company has all right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of each of the Transaction Documents to which the Company is a party and the issuance and sale of the Notes by the Company and compliance by the Company with all the provisions of each of the Transaction Documents to which the Company is a party (including the issuance of Shares upon conversion of the Notes and consummation by the Company of the transactions contemplated hereby and by the Transaction Documents) (i) are within the corporate power and authority of the Company; (ii) do not or will not require the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. The Transaction Documents to which the Company is a party have been, and the Notes when delivered by the Company will have been, duly executed and delivered by the Company and constitute, or, in the case of the Notes, will constitute, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. After the Company has obtained the Stockholder Approval, the Shares will be validly reserved for issuance, and upon issuance, will be validly issued and outstanding, fully paid, and nonassessable. Upon conversion of the Notes and delivery of the Shares, the Purchaser will acquire good and marketable title to the Shares, free and clear of any encumbrances: The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents for the purposes of Section 203 of General Corporation Law of the State of Delaware (the "DGCL", pursuant to Section 203(a)(1) thereof ("Board Approval"). The Company has furnished to the Purchaser true and correct copies of the Company's certificate of incorporation and by-laws as in effect on the date of this Agreement as well as a copy of the resolutions evidencing Board Approval.

             3.3 Capitalization. The authorized Capital Stock of the Company consists of 25,000,000 shares of preferred stock, of which, as of the date hereof, no shares were outstanding, and 25,000,000 shares of Common Stock, of which, as of December 20, 2001, 15,541,500 shares were outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except for the options and warrants listed on Schedule 3.3, there are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. Except as set forth in Schedule 3.3 there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which the Company is bound relating to the shares of Capital Stock of the Company. Except for the outstanding shares of Common Stock described in the first sentence of this paragraph, the Company has no outstanding bonds, debentures, notes or other obligations or other securities, the holders of which have the right to vote (or convertible or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in Schedule 3.3 hereto, the Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders or purchased or otherwise redeemed any shares of its Capital Stock. The issuance of the Notes and the shares will not result in any anti-dilution adjustment under any security of the Company currently outstanding.

             3.4 SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after December 31, 1997 and has made available to the Purchaser true and complete copies of all annual reports, quarterly reports, proxy statements and other reports under the Exchange Act filed by the Company from and after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which individually or in the aggregate may have a Material Adverse Effect.

             3.5 Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholders' equity of the Company as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth in
Schedule 3.5, the Company has no liabilities or obligations, contingent or otherwise, except (i) liabilities and obligations in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 2000 included in the SEC Reports or
(ii) liabilities and obligations incurred in the ordinary course of business since December 31, 2000 which individually or in the aggregate do not have a Material Adverse Effect. Since December 31, 2000. the Company has operated its business only in the ordinary course and there has not been individually or in the aggregate any Material Adverse Change, other than changes disclosed in the SEC Reports or otherwise set forth in Schedule 3.5 hereto.

             3.6 Litigation. Except as set forth in Schedule 3.6 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened, against the Company, its Subsidiaries or any of their properties or assets by or before any court, arbitrator or other Governmental Entity.

             3.7 Title to Properties; Insurance. The Company and its Subsidiaries have good and valid title to, or, in the case of property leased by them as lessee, a valid and subsisting leasehold interest in, its properties and assets, free of all liens and encumbrances other than as set forth in Schedule 3.7 hereto and those referred to in the financial statements of the Company (or the notes thereto) for the year ended December 31, 2000 included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances which do not individually or in the aggregate materially detract from the value to the Company of the properties and assets of the Company and its Subsidiaries taken as a whole. The assets and properties owned by, or leased to, the Company and its Subsidiaries, are all of the assets and properties necessary for the Company and its Subsidiaries to operate their respective businesses as now being conducted and as contemplated to be conducted. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage and deductible arrangements, and of such a character as is reasonable and customary for companies engaged in the same or similar business.

             3.8 Consents. Assuming the accuracy of the representations of the Purchaser set forth in Sections 4.5 and 4.7, except as set forth on Schedule 3.8, the Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution and delivery of any of the Transaction Documents to which the Company is a party or the valid offer, issue, sale or delivery of the Securities, or the performance by the Company of its obligations in respect of any of the Transaction Documents to which the Company is a party, except for filings required pursuant to state and federal securities laws to effect any registration of any of the Securities pursuant to the Registration Rights Agreement and except for the filings required pursuant to Section 13 of the Exchange Act and Regulation D under the Securities Act to report the consummation of the transaction contemplated hereby.

             3.9 Holding Company Act and Investment Company Act. Neither the Company nor any of its Subsidiaries is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

             3.10 Taxes. The Company and its Subsidiaries have filed all Tax Returns required to be filed. All such Tax Returns are true, correct and complete, except for such instances which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect. All Taxes of the Company and its
Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports. Neither the Company nor any of its Subsidiaries know of any proposed or threatened Tax claims or assessments which, if upheld, would individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, stockholders or other third parties, except for such Taxes which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

             3.11 Employee Benefit Plans. Neither the Company, any Subsidiary nor any ERISA Affiliate presently sponsors, maintains, contributes to, nor is the Company, any Subsidiary or any ERISA Affiliate required to contribute to, nor has the Company, any Subsidiary or any ERISA Affiliate ever sponsored, maintained, contributed to, or been required to contribute to any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) or any "multiemployer plan" (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA). The execution of, and performance of the transactions contemplated by the Transaction Documents will not (either alone or upon the occurrence of any additional or subsequent events, including, but not limited to, the conversion of Notes (i) constitute an event that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, or (ii) result in the payment of an "excess parachute payment" (within the meaning of Section 280G(b)(1) of the Code)). Except as set forth in
Schedule 3.11, each "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained or contributed to by the Company for the benefit of its Employees (an "Employee Plan") has been maintained in accordance with its terms and all provisions of applicable law. To the best knowledge of the Company, no "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Employee Plan.

             3.12 Intellectual Property Rights. (a) The Company and each of its Subsidiaries owns the entire right, title and interest in and to the Intellectual Property free and clear of any claims, liens or encumbrances of any kind, except as would not have or would not reasonably be expected to have a Material Adverse Effect. All patent, copyright and trademark registrations with respect to the Intellectual Property are valid, subsisting, enforceable and in full force and effect, and all patent applications, copyright applications and trademark applications with respect to the Intellectual Property are pending and in good standing, all without challenge of any kind and no aspect thereof is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any governmental authority or arbitrator, in each case, except as would not have or would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has taken and is presently taking all steps necessary to prevent any impairment of its right to make use of the Intellectual Property, and the Company and each of its Subsidiaries has filed all appropriate renewals, extensions, affidavits of continued use and/or incontestability and has paid all fees associated therewith, necessary to maintain the Intellectual Property, except where such failure would not have or would not reasonably be expected to have a Material Adverse Effect. There is no claim or demand of any Person or dispute with any Person with respect to any Intellectual Property, except where such claim or demand would not have and would not reasonably be expected to have a Material
Adverse Effect.

             (b) To the best of the Company's knowledge, neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any intellectual property right of any third party nor does any interference, infringement, or misappropriation result from the development, use, or sale of any of the Company's or any of its Subsidiaries' products.

Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any intellectual property right of any third party), nor does the Company nor any of its Subsidiaries have knowledge or any basis for any such claim. To the best knowledge of the Company and each of its Subsidiaries, no third party has interfered with, infringed upon, misappropriated or otherwise used (whether or not such use constitutes infringement) any Intellectual Property, except where such interference, infringement or misappropriation would not have or would not reasonably be expected to have a Material Adverse Effect.

             (c) Neither the Company nor any of its Subsidiaries has disclosed any of its proprietary information that, if disclosed, would materially adversely affect its business other than (i) in the regular and ordinary course of business, to employees and consultants having
"a need to know" the contents thereof in connection with the performance of their duties to the Company, (ii) in connection with entering into this Agreement, (iii) to governmental authorities from time to time as requested or (iv) to other Persons subject to agreements regarding the confidential treatment thereof.

             (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property on behalf of the Company or its Subsidiaries either: (i) have been party to a "work-for-hire" arrangement or agreement with the Company or any of its Subsidiaries, in accordance with applicable federal and state law, that has accorded the Company or its Subsidiaries full, effective, exclusive, and original ownership of all tangible and intangible property and rights thereby arising; or (ii) have executed appropriate instruments of assignment in favor of the Company or its Subsidiaries as assignee that have conveyed to the Company or its Subsidiaries full, effective, and exclusive ownership of all tangible and intangible property and rights thereby arising.

             (e) As used in this Agreement, "Intellectual Property" means all intellectual property owned, leased, licensed, or used by the Company or any of its Subsidiaries, including without limitation,
(i) all world wide inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, renewals and derivative in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, addresses, phone numbers, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software and computer programs, (vii) all other proprietary rights of any type of description (regardless of whether the same have been formally registered), (viii) all copies and tangible embodiments thereof (in whatever form or medium) and (ix) all licenses, sublicenses and agreements in connection with the foregoing.

             3.13 Possession of Franchises, Licences, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from Governmental Entities and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its respective properties and assets, except for those the absence of which would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect, and neither the Company nor its Subsidiaries is in violation of any thereof, except for violations which individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

             3.14 Compliance with Laws. The Company and its Subsidiaries are, and at all times have been, in compliance with all applicable Laws including, without limitation, those relating to protection of the environment, employment opportunity and employee safety, except where the failure to comply would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.

             3.15 Conflicting Agreements and Charter Provisions. Neither the Company nor its Subsidiaries is a party to any Contract or subject to any charter or by-law provision or any judgment or decree which individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. Neither the execution and delivery of any of the Transaction Documents to which the Company is a party, nor the issuance of any of the Securities, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the prepayment of the Notes as contemplated hereby or by the Notes, nor the conversion of the Notes into Shares as contemplated hereby or by the Notes, nor the issuance of shares of Common Stock in connection with any interest payment under the Notes as contemplated by the Notes, will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the certificate of incorporation or by-laws of the Company or any of its Subsidiaries or any Contract of the Company or any of its Subsidiaries. Each of the Contracts of the Company and its Subsidiaries is a legal and binding agreement of the Company or Subsidiary party thereto enforceable in accordance with its terms and is in full force and effect, except where such failure would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, or is in default under any other Contracts, except for defaults under such other Contracts which would not individually or in the aggregate have or reasonably be expected to have a Material Adverse Effect.

             3.16 Subsidiaries. Except as set forth in Schedule 3.16, the Company does not own, directly or indirectly, any capital stock or other proprietary interest in any corporation, limited liability company, association, trust, partnership, joint venture or other entity. Except as set forth in Schedule 3.16, all of the outstanding shares of capital stock of each Subsidiary are owned by the Company. There are no outstanding options, warrants, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of any Subsidiary, or Contracts by which any Subsidiary is or may become bound to issue additional shares of its capital stock or options, warrants or other rights to purchase or acquire any shares of its capital stock. No Subsidiary has declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders or purchased or otherwise redeemed any shares of its capital stock. Except as set forth in Schedule 3.16, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Subsidiaries are a party or to which the Subsidiaries are bound relating to the voting of any shares of capital stock of any of the Subsidiaries.

             3.17 Disclosure. Neither this Agreement nor any Schedule hereto, nor any certificate furnished to Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents, contains any untrue statement of a material fact or, taken as a whole, omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to the Purchaser or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the Company or its Subsidiaries or the business, financial condition, operations, property, affairs or prospects of the Company or its Subsidiaries or the ability of the Company or its Subsidiaries to perform its obligations under any of the Transaction Documents to which the Company is a party.

             3.18 Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchaser and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated by the Registration Rights Agreement, will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Securities to the registration requirements of Section
5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

             3.19 Use of Proceeds. (a) The proceeds of the sale of the First Note and the Second Note shall be applied, solely and in full, to the purchase, pursuant to that Share Purchase Agreement between Ceska Konsolidacni Agentura and the Company and SDC Prague, as attached to the Stock Purchase Agreement as Exhibit B thereto (the
"TATRA Purchase Agreement"), of Contract Shares (as defined in the
TATRA Purchase Agreement). The proceeds of the sale of the Third Note shall be applied, solely and in full, to pay the Approved Expenses.

                     (b) The Company does not own, directly or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Notes to purchase or carry any "security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

                      (c) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of Law.

             3.20 Brokers or Finders. Except as set forth in Schedule 3.20, no agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by any of the Transaction Documents. All amounts set forth on Schedule 3.20 shall be paid by the Company.

     4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants as of the date hereof as follows:

             4.1 Organization and Qualification. The Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the requisite power to own its respective property and to carry on its business as now being conducted and as contemplated to be conducted. The Purchaser is duly qualified to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

             4.2 Due Authorization. The Purchaser has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents to which the Purchaser is a party by the Purchaser and the compliance by the Purchaser with all of the provisions of the Transaction Documents to which the Purchaser is a party and consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. The
Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitute the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             4.3 Consents. Except as set forth on Schedule 4.3 or as may be required by Czech law or the rules and regulations of the Securities Center (as defined in the TATRA Purchase Agreement), the Purchaser is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Entity or any other Person as a condition to or in connection with the valid execution and delivery of the Transaction Documents to which the Purchaser is a party or the performance by the Purchaser of its obligations in respect hereof and thereof except as may be required by the Exchange Act.

             4.4 Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof or thereof, nor the conversion of the indebtedness evidenced by the Notes into Shares as contemplated hereby or by the Notes, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of the organizational documents of the Purchaser or any Contract to which the Purchaser or any of its respective properties is subject.

             4.5 Acquisition for Investment. The Purchaser is acquiring the Notes (and the Shares to be issued upon conversion of the Notes) being purchased by it for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof except in compliance with all applicable securities Laws. The Purchaser acknowledges that the Securities, including the Shares issuable upon conversion of the Notes, have not been registered under the Securities Act or any state securities laws, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement.

             4.6 Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by the Transaction Documents for which the Company will be responsible.

             4.7 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

     5.      Registration, Exchange and Transfer of Notes.

             5.1 The Note Register; Persons Deemed Owners. The Company shall maintain, at its office designated for notices in accordance with Section 12.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the Person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the Person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 5.

             5.2 Issuance of New Notes Upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with
Section 12.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing, and shall be accompanied by a signature guarantee from a bank or brokerage firm. The Company is responsible for the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     6.      Payment of Notes.

             6.1 Home Office Payment. The Company will pay to the Purchaser or any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) at the account/address to be specified by the Purchaser for such purpose by notice to the Company in accordance with Section 12.6 not less than three nor more than seven business days before such payment is due, by wire transfer of immediately available funds. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

             6.2 Limitation on Interest. No provision of this Agreement or of the Notes shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by applicable Law. If any such excess interest is provided for herein or in the Notes, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by applicable Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Notes to the contrary notwithstanding.

             6.3 Interest. Interest on the principal amount of the Notes shall be due and payable as provided in the Notes.

     7. Covenants of the Company. The Company covenants that from and after the date hereof and for so long as any of the Notes are outstanding:

             7.1 Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Indebtedness (other than Indebtedness represented by the Notes and the Indebtedness listed on Schedule 7.1) (x) without prior written notice to, and consultation with, the Purchaser and (y) in an aggregate amount, including any Indebtedness of all Subsidiaries, in excess of $2,000,000 without the prior written consent of the Purchaser. For purposes of this Section 7.1 only, the parties agree that TATRA will not be considered a Subsidiary of the Company

             7.2 Restricted Payments, Etc. The Company will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment without the prior written consent of the Purchaser.

             7.3 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, compliance with the reporting requirements of all applicable securities Laws; provided that the Company shall not be deemed to be in violation of this
Section 7.3 as a result of the failure to comply with any provisions of any such Laws, the non compliance of which would not, individually or in the aggregate, have a Material Adverse Effect or cause a Material Adverse Change.

             7.4 Limitation of Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Contract, or any amendment, modification, extension or supplement to any existing
Contract, which contractually prohibits the Company from paying interest on, or principal of, the Notes or effecting the conversion of the Notes into Shares.

             7.5 Preservation of Franchises and Existence. Except as set forth on Schedule 7.5, the Company will maintain and cause each Subsidiary to maintain its corporate existence, rights and franchises in full force and effect, provided that nothing in this Section 7.5 shall prevent the Company or any Subsidiary from discontinuing its operations in any particular state or country or at any particular location or locations within the state or country, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if the Purchaser has previously consented to such discontinuation or termination in writing.

             7.6 Insurance. The Company will, and will cause each Subsidiary to maintain, with insurers believed by the Company to be responsible, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties.

             7.7 Payment of Taxes and Other Charges. The Company will pay or discharge, and will cause each Subsidiary to pay or discharge, before the same shall become delinquent, (i) all Taxes imposed upon it or any of its properties or income, and (ii) all claims of materialmen, mechanics, landlords and other like Persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

             7.8 Lost, Stolen, Damaged and Destroyed Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Common Stock or a Note and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser to so indemnify the Company and which, in the case of any Person other than the Purchaser, shall be delivery of an indemnity bond), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

             7.9 Issuance of Capital Securities. Except as specifically provided for in the Transaction Documents, with the prior written consent of the Purchaser, the Company will not, and will not permit any of its Subsidiaries to, issue any Capital Securities to any Person, except for issuances in return for Fair Market Value and options to purchase Common Stock granted to new employees up to an aggregate amount for all such new employees equal to 5% of the outstanding Common Stock, on a fully diluted basis.

             7.10 Dispositions. Except as set forth on Schedule 7.5, the Company will not, and will not permit any of its Subsidiaries to, Dispose of any of the Company's or such Subsidiaries' assets
(including accounts receivable and Capital Securities of Subsidiaries), other than inventory in the ordinary course of business and consistent with past practice, to any Person in one transaction or series of transactions.

             7.11 Compensation. The Company shall not appoint or remove any member of executive management or make any change to the compensation or salary arrangements for any member of executive management without the prior written consent of the Purchaser.

             7.12 Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, make, incur, issue or permit to exist any Investment in any other Person without the prior written consent of the Purchaser except as specifically provided for in the Transaction Documents.

             7.13    Financial Statements and Other Reports; Access.

                     (i) The Company will, as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to the Purchaser statements of consolidated operations and cash flows and a statement of consolidated stockholder's equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause (i);

                      (ii) it will, as soon as practicable and in any event within 105 days after the end of each fiscal year, furnish to the Purchaser statements of consolidated operations and cash flows and a statement of changes in consolidated stockholder's equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and certified, without qualification (other than additional disclosure relating to the Company's ability to continue as a going concern), by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

                      (iii) it will, promptly upon transmission thereof, furnish to the Purchaser copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

                      (iv) it will promptly furnish to the Purchaser such other financial and operating data and such other information, in each case, with respect to the Company and its Subsidiaries as the Purchaser may reasonably request.

             Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to the Purchaser a certificate of an authorized financial officer of the Company regarding compliance by the Company with the covenants set forth in Sections 7.1 and 7.2 and certifying that no default or Event of Default shall have occurred and be continuing under this Agreement.

             7.14 Information; Access. The Company will permit the Purchaser and its representatives, during normal business hours and upon reasonable prior notice, to visit and inspect, at the Purchaser's expense, any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extract therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company as well as the accountants of the Company; provided, that, so long as no default or Event of Default shall have occurred under any of the Transaction Documents the Purchaser shall not, without the Company's consent, which shall not be unreasonably withheld, visit and inspect the Company's properties more than four times a year.

             7.15 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Affiliates (other than the Company) or Associates, without prior written consent of the Purchaser; provided, however, that nothing in this Section 7.15 shall prohibit TATRA from engaging in transactions with any of its Affiliates, so long as such transactions (a) are on fair and reasonable terms no less favorable to TATRA than it could obtain in an arm's length transaction with a Person that is not an Affiliate and (b) are of the kind which would be entered into by a prudent Person in the position of TATRA with a Person that is not one of its Affiliates.

             7.16 Notice of Breach. As promptly as practicable, and in any event not later than five Business Days after senior management of the Company becomes aware thereof, the Company shall provide the Purchaser with written notice of any breach by the Company of any provision of any Transaction Document, including, without limitation, this Article 7, specifying the nature of such breach and any actions proposed to be taken by the Company to cure such breach.

             7.17 Merger, Etc. The Company will not merge with or into or consolidate with, or sell all or substantially all of its assets to; any other Person unless (i) the surviving entity shall have assumed in writing all of the obligations of the Company under each of the Transaction Documents, and (ii) immediately after the consummation of such merger or consolidation the surviving entity would not be in violation of any of the provisions applicable to the Company contained in any of the Transaction Documents.

             7.18    Intentionally Omitted.

             7.19 Stockholder Approval. The Company shall, as soon as possible after the date hereof and in any event prior to April 30, 2002, obtain the approval of the holders of the Common Stock to increase the number of authorized shares of Common Stock such that, after such increase, a sufficient number of shares of Common Stock will be authorized for the issuance of the Shares pursuant to this Agreement (the "Stockholder Approval").

             7.20 Excess Amount. If the aggregate amount paid by the Company and SDC Prague for the Contract Shares (as defined in the TATRA Purchase Agreement) pursuant to the TATRA Purchase Agreement is less than the aggregate principal amount of the First Note and the Second Note, the Company shall pay the Purchaser the difference (such difference, the "Excess Amount") in cash within 10 days from the date hereof, with any such payment being applied towards the principal amount of the Second Note.

     8.      Events of Default and Remedies.

             8.1 Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

             (a) Nonpayment of Principal of, or Interest on, the Notes. If the Company fails to pay the principal of, interest on, or any premium due on, any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for a redemption, or otherwise; or

             (b) Voluntary Bankruptcy and Insolvency Proceedings. If the Company or any Subsidiary, other than the Subsidiaries listed on
Schedule 7.5, (the "Excepted Subsidiaries") shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction or shall be adjudicated as bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator
(or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any Subsidiary, other than the Excepted Subsidiaries, shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing; or

             (c) Adjudication of Bankruptcy. If a petition or answer shall be filed proposing the adjudication of the Company or any Subsidiary, other than the Excepted Subsidiaries, as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction applicable to the Company or such Subsidiary, and the Company or any Subsidiary, other than the Excepted Subsidiaries, shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

             (d) Receivership or Sequestration. If a decree or order is entered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any Subsidiary, other than the Excepted Subsidiaries, or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any Subsidiary, other than the Excepted Subsidiaries, without its return to the possession of the Company or such Subsidiary or its release from such sequestration or attachment within 60 days thereafter; or

             (e) Defaults Under Other Agreements. If the Company or any of its Subsidiaries shall (0 default in the payment of principal or interest on any Indebtedness of $25,000 or more beyond the applicable period of grace, if any, or (ii) fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $25,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $25,000 or more in the aggregate of such Indebtedness; or $25,000 or more in the aggregate of any Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than by regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or

             (f) Covenants. The Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any of the Transaction Documents to which it is a party, and, if capable of being remedied, such failure shall remain unremedied for 30 days or more; or

             (g) Misrepresentation. The representations and warranties of the Company set forth in any of the Transaction Documents shall not have been true and correct as of the date hereof, in the case of the representations and warranties of the Company set forth in this Agreement or when made, in the case of the representations and warranties made in any of the Transaction Documents (without giving effect to any limitation as to "materiality" or "Material Adverse
Effect" set forth therein) except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse
Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect; or

             (h) SDC Prague Guarantee; Czech Pledges; Baker & McKenzie opinion. The failure of (x) SDC Prague to execute and deliver the SDC Prague Guarantee or (y) SDC Prague and the Company to execute, deliver and have properly registered under Czech law the Czech Pledges, in each case within 20 days (the "Filing Period") from the date hereof, unless the failure to have the Czech Pledges registered within 20 days is solely a result of the Purchaser's actions or in actions, in which case the Filing Period shall be extended to run for 10 days from the date the Purchaser rectifies or performs the action which prevented the filing from occurring or (z) Baker & McKenzie to have delivered the opinion contemplated by Section 2.2(a)(ii);

             (i) Judgments. A final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $10,000 is or are outstanding against the Company or any Subsidiary and any one such judgment in excess of $10,000 has, or such judgments aggregating in excess of $10,000 have, remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 30 days from the date of entry;

             (j) Material Adverse Change. There shall have occurred a Material Adverse Change; provided, however, for purposes of this
Section 8.1(j) only, the definition of Material Adverse Effect shall be deemed to exclude the term "prospects";

             (k) Change in Status of Ronald Adams or Milota Srkal. Either of Ronald Adams or Milota Srkal shall (i) cease to be employed by the Company or cease to hold the titles of Chief Executive Officer, in case of Mr. Adams, or Chief Operating Officer, in the case of Mr. Srkal, of the Company, other than by reason of death or Disability or
(ii) cease to beneficially own 4% of the Common Stock on a fully diluted basis;

             (l) Change in Control. There shall have occurred a Change in Control;

             (m) TATRA Purchase Agreement. The transactions contemplated by the TATRA Purchase Agreement shall have failed to be consummated by January 7, 2002;

             (n) Use of Proceeds. The Company shall use, or otherwise apply, any of the proceeds from the sale of the First Note, Second
Note or Third Note for, or to, any purpose other than those provided for in Section 3.19;

             (o) Stockholder Approval. The Stockholder Approval shall not have been obtained by April 30, 2002;

             (p) Excess Amount. The Company shall have failed to pay to Purchaser the Excess Amount, if any, within 10 days from the date hereof;

             (q) Stock Purchase Agreement. The transactions contemplated by the Stock Purchase Agreement shall have failed to be consummated by January 31, 2002 unless such failure is solely a result of the Purchaser's actions or inactions, in which case the parties shall have 10 days, from the date the Purchaser rectifies or performs the acts which prevent such consummation, to consummate such transactions; and

             (r) Opinions. The Purchaser shall not have received by January 11, 2002 from the date hereof the opinion of Baker & McKenzie, on the letterhead of a Baker & McKenzie office located in the United States of America and prepared by attorneys licensed to practice in the state in which such office is located and, in form reasonably satisfactory to the Purchaser with respect to the matters set forth in Exhibit B hereto and Exhibit A to the Stock Purchase Agreement, other than those matters governed exclusively by the Law of the Czech Republic.

             8.2 Acceleration of Maturity. (a) If any Event of Default described in Sections 8.1(b)-(d) shall occur, the entire outstanding principal balance of the Notes, premium, if any, and all accrued and unpaid interest thereon shall be immediately due and payable in cash, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or any of the Transaction Documents to the contrary notwithstanding.

             (b) If any Event of Default shall have occurred and be continuing, the Purchaser may, by notice to the Company, (the "8.2 Notice") declare the entire outstanding principal balance of the Notes, premium, if any, and all accrued and unpaid interest thereon, to be, following the cure periods provided in this clause (b), so long as such Event of Default is not cured prior to the expiration of the cure period immediately due and payable in cash, and upon any such declaration the entire outstanding principal balance of the Notes, premium, if any, and said accrued and unpaid interest shall become and be immediately due and payable in cash, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding. In the event any of the following Events of Default occur, the Company shall have the following periods in which to cure such Event of Default: 10 days to cure the Event of Default set forth in Section 8.1(a); 30 days to cure the Event of Default set forth in
Section 8.1(e) (unless such Indebtedness becomes immediately due and payable in accordance with its terms, in which case the Company shall have no cure period); 30 days to cure the Event of Default set forth in Section 8.1(g); and 30 days to cure the Event of Default set forth in Section 8.1(j), in each case measured from the date of the 8.2 Notice.

             (c)     Notwithstanding any Event of Default described in
Section 8.1(e) or Section 8.1(i), with respect to the Excepted
Subsidiaries, an Event of Default shall not be deemed to exist only if such Event of Default exists on the date hereof and is cured within 120 days of the date hereof.

             8.3 Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, interest will accrue at an annual default rate of 10% above the annual interest rate being paid with respect to each Note and, the Purchaser may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

             8.4 Conduct No Waiver; Collection Expenses. No course of dealing on the part of any holder, nor any delay or failure on the part of any holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the premium, if any, or the interest on any Note, the Company will pay to each holder, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

             8.5 Annulment of Acceleration. If a declaration is made in accordance with Section 8.2, then and in every such case, the Purchaser may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

                     (i) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

                     (ii) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

                     (iii) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

             8.6 Remedies Cumulative. No right or remedy conferred upon or reserved to the holders of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable Law to the holders of Notes may be exercised from time to time and as often as may be deemed expedient by the holders. Without limiting the generality of the foregoing, if the Event of Default is the result of the Company's breach of its obligation to convert the indebtedness evidenced by the Notes into Shares in accordance with the terms and conditions hereof, the holder shall be entitled to specific performance of such obligation of the Company; it being expressly acknowledged and agreed by the Company that no adequate remedy at law exists for any such breach and that the holder will be irreparably harmed by any such breach by the Company.

     9.      Redemption.

             9.1 Optional Redemption. Subject to the last sentence of this Section 9.1 and the Purchaser's right of conversion set forth in
Section 10, the Company shall have the right, at its sole option and election made in accordance with Section 9.2(a) and subject to Section 9.2(b), to redeem the principal amount of the Second Note and the Third Note at any time after the date hereof, provided that if the Second Note and Third Note are redeemed prior to December 31, 2002, it shall be a condition to such redemption that (x) both the Second Note and the Third Note be redeemed and (y) prior to such redemption, the Company shall issue to Purchaser warrants, in a form reasonably satisfactory to Purchaser, to purchase shares of Common Stock representing 12% of the outstanding shares of Common Stock on the date such warrants are issued, calculated on a fully diluted basis, for an aggregate exercise price of $4,000,000, which warrants shall be exercisable at any time until December 31, 2004. The Notes to be redeemed shall be redeemed at 100% of their principal amount (together with any accrued and unpaid interest, the "Redemption Price").

             9.2 Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 9.1 shall be mailed at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note Register. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date for the determination of Notes to be redeemed which shall he a date at least 20 days but not more than 25 days following the date of the notice.

             (b)     On the date of any redemption being made pursuant to
Section 9.1, which is specified in a notice given pursuant to this
Section 9.2, the Company shall, wire transfer to such holder in immediately available funds the Redemption Price for the principal amount of Notes so redeemed together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

     10.     Conversion.

             10.1 Holder's Option to Convert into Common Stock. Subject to the provisions for adjustment hereinafter set forth herein and assuming the exchange and subsequent cancellation of the First Note pursuant to the Stock Purchase Agreement, from and after December 31, 2002 up to $4,000,000 of the outstanding principal amount of the Notes shall be convertible at the option of the holder at any time and from time to time into fully paid and non-assessable shares of Common Stock representing a percentage of the Company's then outstanding Common
Stock, which percentage shall be in an amount equal to the product obtained by multiplying 12 by a fraction, the numerator of which is the aggregate principle amount to be converted and the denominator of which is $4,000,000 (the "Conversion Amount"). For purposes of determining the Company's outstanding Common Stock, such calculation shall assume (i) the conversion of all convertible securities, including without limitation the Notes, (ii) the exercise of all outstanding warrants and options to purchase Common Stock as of the date of conversion and (iii) the issuance of any Capital Stock of the Company that the Company is or may become obligated to issue pursuant to any claims, contingency or commitment. In the event that the Company has notified the holder of the Notes of the Company's intent to redeem the Notes, as set forth in
Section 9.2(a) above, each holder of Notes has the right to require the Company to convert such Notes, as set forth in the first sentence of this
Section 10.1, up to the date immediately preceding the date fixed for redemption by the Company, as indicated in the notice described in
Section 9.2(a) above.

             10.2 Exercise of Conversion Privilege. (a) Conversion of the Notes may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 12.6, of a written notice stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 10 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Company will pay any and all issue, transfer and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such Notes and the receipt of such notice relating thereto, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, so long as such holder's Notes are delivered to the Company within two Business Days after the date of the giving of notice.

             (b)     In case any Notes are to be redeemed pursuant to
Section 9.1, the right of conversion of any or all of the Notes to be redeemed provided for under this Article 10 shall continue through and until the close of business on the Business Day preceding the date fixed for redemption, whereupon such conversion right shall cease and terminate as to the Notes to be redeemed unless (i) the Company shall default in the payment of the Redemption Price or (ii) a holder of a Note to be redeemed has given notice to the Company of such holder's election to convert all or any portion of a Note prior to the date fixed for redemption.

             10.3 Fractions of Shares; Interest. In connection with the conversion of any Note into Common Stock, no fractional shares shall be issued, but in lieu thereof the Company shall issue a full share of Common Stock in respect of such fractional interest. If more than one
Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the

Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion.

             10.4 Reservation of Stock; Listing. (a) After the Stockholder Approval has been obtained, the Company shall at all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of $4,000,000 aggregate principal amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes.

             (b) If at the time of conversion, the Common Stock is listed on a national securities exchange, is designated as a "national market system security", or a "small cap market security" on the NASDAQ, the Company shall take all action necessary to cause the shares of Common Stock issuable upon conversion of the Notes to be listed on such exchange, subject to official notice of issuance.

             10.5 Rights. If the Company shall issue shares of Common Stock upon conversion of any Notes as contemplated by this Article 10, the Company shall issue together with each such share of Common Stock any rights issued to holders of Common Stock, irrespective of whether such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.

             10.6 Adjustment of Conversion Amount. Prior to the consummation of any Major Transaction, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Major Transaction if such holder had converted its Notes immediately prior to such Major Transaction. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that the provisions of this Section 10.6 shall thereafter be applicable to the Notes. The Company shall not effect any such consolidation, merger or asset sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the Purchaser), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or a substantial portion of the Company's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Major Transaction".

             10.7 Notice of Certain Corporate Actions. In case at any time or from time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common
Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a Change in Control, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 20 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the Purchaser as of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, Change in Control, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Major Transaction to which Section
10.6 applies the Company shall give at least 30 days' prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or Change in Control or participate in such dissolution, liquidation or winding up, as the case may be.

             11.     Interpretation.

             11.1    Definitions.

             "8.2 Notice" shall have the meaning ascribed thereto in
Section 8.2(b).

             "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

             "Agreement" shall have the meaning ascribed thereto in the preamble.

             "Approved Expenses" shall have the meaning ascribed to such terms in Section 2.2(a)(iii).

             "Approved Expenses Amount" shall have the meaning ascribed to such terms in Section 2.2(a)(iii).

             "Beneficially Own" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

             "Board Approval" shall have the meaning ascribed thereto in
Section 3.2.

             "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             "Capital Securities" means, with respect to any Person, all shares, equity interests, ownership interests, warrants, options, convertible securities, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the date hereof.

             "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

             "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

             "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

             "Change in Control" shall mean:

             (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any Subsidiary, (ii) any employee benefit plan (or related trust) of the Company or any Subsidiary, or (iii) any corporation with respect to which, following such acquisition, 50% or more of the combined voting power of the then outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of Voting Securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding Voting Securities of the Company; or

             (b) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the Persons who were the respective Beneficial Owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such reorganization, merger or consolidation; or

             (c) the Incumbent Board shall cease for any reason to constitute at least 50% of the members of the Board; or

             (d) the sale, lease or other disposition of all or a substantial part of the Company's assets in one transaction or a series of related transactions.

             "Closing" shall have the meaning ascribed thereto in
Section 1.2(a).

             "Closing Date" shall have the meaning ascribed thereto in
Section 1.2(a).

             "Code" shall mean the Internal Revenue Code of 1986, as amended.

             "Commission" shall mean the Securities and Exchange
Commission.

             "Common Stock" shall have the meaning ascribed thereto in the recitals.

             "Company" shall have the meaning ascribed thereto in the preamble and shall include all Subsidiaries of the Company.

             "Company Pledge" shall have the meaning ascribed thereto in
Section 2.1(xii).

             "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

             "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person.

             "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

             "Control Agreement" shall have the meaning ascribed thereto in 2.1(ix).

             "Conversion Amount" shall have the meaning ascribed thereto in Section 10.1.

             "Current Market Price", when used with reference to shares of Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. If the Common Stock or such other securities are listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading or, if the Common Stock or such other securities are not so listed on any national securities exchange, as reported in the transaction reporting system applicable to securities designated as a "national market system security" or "small cap market security" on NASDAQ. If the Common Stock or such other securities are not publicly held or so listed or designated, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm with an established national reputation with respect to the valuation of securities.

             "Czech Pledges" shall have the meaning ascribed thereto in
Section 2.1(xii).

             "DGCL" shall have the meaning ascribed thereto in Section
3.2.

             "Disability" means the disability of Mr. Adams or Mr. Srkal, as the case may be, after the expiration of more than 180 consecutive days after its commencement which is determined to be total and permanent by a physician selected by the Purchaser. A total disability shall mean mental or physical incapacity that prevents Mr. Adams or Mr. Srkal, as the case may be, from managing the business affairs of the Company.

             "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Company's or its Subsidiaries' assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions.

             "Employee" means each current, former, or retired employee, officer, consultant, independent contractor, agent or director of the Company or any Subsidiary.

             "Employee Plan" shall have the meaning ascribed thereto in
Section 3.11.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder.

             "ERISA Affiliate" means each business or entity which is a member of a controlled group of corporations, under "common control" or an "affiliated service group" with the Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

             "Event of Default" shall mean each of the happenings or circumstances enumerated in Section 8.1.

             "Excepted Subsidiaries" shall have the meaning ascribed thereto in Section 8.1(b).

             "Excess Amount" shall have the meaning ascribed thereto in
Section 7.20.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

             "Fair Market Value" shall mean, as to shares of Common Stock or any other securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares or securities during the period of five consecutive Trading Days preceding the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm with an established national reputation with respect to the valuation of such securities or property and which is selected in good faith by the Board of Directors of the Company or a committee thereof.

             "Filing Period" shall have the meaning ascribed thereto in
Section 8.1(h).

             "First Closing" shall have the meaning ascribed thereto in
Section 1.2(a).

             "First Closing Date" shall have the meaning ascribed thereto in Section 1.2(a).

             "First Note" shall have the meaning ascribed thereto in the recitals.

             "GAAP" shall have the meaning ascribed thereto in Section 3.5.

             "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.
"Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this

Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

             "Incumbent Board" shall mean the individuals who, immediately after the First Closing, constitute the Board of Directors of the Company (including the Purchaser Designee (as defined in the Stock Purchase Agreement)); provided, however, that any individual becoming a director subsequent to the First Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

             "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person including sale leasebacks, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

             "Indemnified Party" shall have the meaning ascribed thereto in Section 12.10.

             "Indemnifying Party" shall have the meaning ascribed thereto in Section 12.10.

             "Intellectual Property" shall have the meaning ascribed thereto in Section 3.12(e).

             "Investment" means, relative to any Person,

             (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

             (b)     Contingent Liabilities in favor of any other Person;
and

             (c) any Capital Securities held by such Person in any other Person.

             "Law" shall include any foreign, federal, state, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

             "Litigation" shall have the meaning ascribed thereto in
Section 12.14.

             "Loan" shall have the meaning ascribed thereto in the recitals.

             "Major Transaction" shall have the meaning ascribed thereto in Section 10.6.

             "Material Adverse Change" shall mean a change, individually or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect.

             "Material Adverse Effect" shall mean a material adverse effect on properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the Company or any of its Subsidiaries taken as a whole, whether or not in the ordinary course of business.

             "Note Register" shall have the meaning ascribed thereto in
Section 5.1.

             "Notes" shall have the meaning ascribed thereto in the recitals.

             "Outstanding" shall mean when used with reference to the Notes at a particular time, all Notes theretofore issued as provided in this Agreement, except (i) Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued,
(ii) Notes theretofore paid in full, and (iii) Notes therefore canceled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be Outstanding.

             "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity. "Pledges" shall have the meaning ascribed thereto in
Section 2.1(ix).

             "Purchaser" shall have the meaning ascribed thereto in the preamble.

             "Redemption Price" shall have the meaning ascribed thereto in Section 9.1.

             "Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Purchaser and the Company.

             "Restricted Payment" means the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of the Company or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the Company or any Subsidiary or otherwise.

             "SDC Prague" shall have the meaning ascribed thereto in the recitals.

             "SDC Prague Guarantee" shall have the meaning ascribed thereto in Section 2.1(x).

             "SDC Prague Pledge" shall have the meaning ascribed thereto in Section 2.1(xi).

             "SEC Reports" shall have the meaning ascribed thereto in
Section 3.4.

             "Second Closing" shall have the meaning ascribed thereto in
Section 1.2(b).

             "Second Closing Date" shall have the meaning ascribed thereto in Section 1.2(b).

             "Second Note" shall have the meaning ascribed thereto in the recitals.

             "Section 956 Event" shall have the meaning ascribed thereto in Section 2.2(b).

             "Securities" shall have the meaning ascribed thereto in the recitals.

             "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

             "Shares" shall have the meaning ascribed thereto in the recitals.

             "Stock Purchase Agreement" shall have the meaning ascribed thereto in the recitals

             "Stockholder Approval" shall have the meaning ascribed thereto in Section 7.19.

             "Stockholder Guarantees" shall have the meaning ascribed thereto in Section 2.1(ix).

             "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person. TATRA (except as specifically otherwise provided for herein) shall be deemed to be a Subsidiary of the Company.

             "TATRA" shall have the meaning ascribed thereto in the recitals.

             "TATRA Purchase" shall have the meaning ascribed thereto in the recitals.

             "TATRA Purchase Agreement" shall have the meaning ascribed thereto in Section 3.19(a).

             "Tax Return" means any return, report or similar statement required to be filed with respect to any tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

             "Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

             "Third Note" shall have the meaning ascribed thereto in the recitals.

             "Trading Days" shall mean Business Days or, if the Common Stock is listed or admitted to trading on any national securities exchange, days on which such exchange is open for the transaction of business.

             "Transaction Documents" shall have the meaning ascribed thereto in Section 2.1(xii).

             "Voting Securities" shall mean at any time shares of any class of Capital Stock of the Company which are then entitled to vote generally in the election of directors of the Company.

             11.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

     12.     Miscellaneous.

             12.1 Payments. The Company agrees that, so long as the Purchaser shall hold any Securities, it will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchaser may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding
Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

             12.2 Severability. If any term, provision, covenant or restriction of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable,
(i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             12.3 Specific Enforcement. The Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

             12.4 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents contain the entire understanding of the parties with respect to the transactions contemplated hereby.

             12.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

             12.6 Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

             If to the Company, to:

             SDC International, Inc.
             777 S. Flagler, 8th Floor West,
             W. Palm Beach, Florida 33401

             Telephone:
             Facsimile:  (561) 882-9310
             Attention: Mr. Ronald A. Adams, Chairman/CEO with a copy to:

             Baker & McKenzie
             1200 Brickell Avenue
             19th Floor
             Miami, Florida 33131
             Telephone:  (305) 789-8985
             Facsimile:  (305) 793-9812
             Attention:  Andrew Hulsh, Esq.

             If to the Purchaser, to:

             Terex Corporation
             500 Post Road East, Suite 320
             Westport, Connecticut 06880
             Telephone:  (203) 222-5950
             Facsimile:  (203) 227-1647
             Attention:  Eric I Cohen, Esq.

             with a copy to:

             Fried, Frank, Harris, Shriver & Jacobson
             One New York Plaza
             New York, New York 10004
             Telephone:  (212) 859-8475
             Facsimile:  (212) 859-8589
             Attention:  Steven G. Scheinfeld, Esq.

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. All such notices, requests, consents and other communications, if sent via facsimile shall be deemed to have been given when received, if sent by overnight courier shall be deemed to have been given one (1) business day after deposit with such overnight courier and if sent via U.S. mail, shall be deemed to have been given three (3) business days after deposit in a U.S. postal depository.

             12.7 Amendments. This Agreement may be amended as to the Purchaser, any holder of the Securities and their respective successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than a majority of the outstanding principal amount of the Notes (treating any Notes that shall have been converted pursuant to Article 10 as still outstanding and the holders of the shares of Common Stock issued upon such conversion as holding the aggregate principal amount of Notes surrendered in the conversion).
This Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

             12.8 Cooperation; Further Assurances. (a) The Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by the Transaction
Documents.

             (b) The Company shall take all actions necessary to ensure that the certificate of incorporation and by-laws of the Company do not at any time conflict with the provisions of any of the Transaction Documents.

             12.9 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Purchaser may not transfer any Notes to any Person who to the Purchaser's knowledge owns, prior to such transfer, Voting Securities representing more than 5% of the outstanding Voting Securities of the Company; provided, however, that the Purchaser may assign all or a portion of its rights and obligations under this Agreement to an Affiliate and may transfer any of the Notes to an Affiliate.

             12.10 Indemnification. Each party (an "Indemnifying Party") hereto agrees to indemnify and hold harmless the other party (an
"Indemnified Party") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorneys' fees, that such Indemnified Party shall incur or suffer, that arise, result from, or relate to any breach of, or failure by such Indemnifying
Party to perform, any of its representations, warranties, covenants, or agreements set forth in any of the Transaction Documents upon the terms and subject to the conditions set forth in Section 11 of the Stock Purchase Agreement.

             12.11 Survival. All covenants, agreements, representations and warranties contained herein and in any certificates delivered pursuant hereto in connection with the transactions occurring on the Closing Date shall survive the Closing and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party.

             12.12 Transfer of Securities. (a) The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act are available. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Company to register the Securities. The Purchaser understands and agrees that each Note or certificate representing the Securities shall bear the following legends:

        "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE

        EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR
        SUCH LAWS."

             (b) The requirement that the above securities legend be placed upon any Note or any certificate representing the Securities shall cease and terminate when such securities are transferred in any transaction if the transferee delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, a "no-action" letter from the staff of the Commission, or a representation letter from such transferee, addressed to the Company, in each case, to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates or instruments containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates or instruments evidencing such securities not bearing such legend.

             12.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE
PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK
EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

             12.14 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to the Transaction Documents and the transactions contemplated thereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

             12.15 Service of Process. Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

             12.16 WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION,
PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER
OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE NOTES.

             12.17 Public Announcements. Neither the Company nor the Purchaser shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

             12.18 Signatures. This Agreement shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties hereto.

             12.19 Expenses. The Company shall pay and shall reimburse the Purchaser, as soon as possible after receipt of the bill therefore but in any event prior to the second anniversary of the date hereof, the fees and expenses of the Purchaser, including legal counsel retained by the Purchaser in connection with the negotiation and preparation of the Transaction Documents and the documentation relating thereto in an amount not to exceed $100,000, including the fees and expenses of legal counsel in connection with any amendments, waivers, consents under or in respect of any Transaction Documents.
The Company shall also pay and reimburse the Purchaser for all expenses incurred by the Purchaser pursuant to Section 3 of each of the Stockholders Guarantees and Section 2.3 of each of the Pledges.

             IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized upon the date first written above.


                                     SDC International, Inc.



                                     By: /s/
                                        -------------------------------
                                        Name:
                                        Title:



                                     TEREX CORPORATION



                                     By: /s/
                                        -------------------------------
                                        Name:
                                        Title:

             IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized upon the date first written above.

                                     SDC International, Inc.



                                     By: /s/
                                        -------------------------------
                                        Name:
                                        Title:



                                     TEREX CORPORATION



                                     By: /s/
                                        -------------------------------
                                        Name:  Eric I Cohen
                                        Title:  Senior Vice President